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                                                                     EXHIBIT 3.1

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                              VERIDIAN CORPORATION

        VERIDIAN CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"), hereby certifies as follows pursuant to Sections 242 and 245 of the DGCL:

        FIRST:  The name of the Corporation is "Veridian Corporation."

        SECOND: The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on September 15, 1986. The original name of the Corporation was VEDA International, Inc. An Amended and Restated Certificate of Incorporation was filed in the Office of the Secretary of State on September 7, 1999. An Amendment to Amended and Restated Certificate of Incorporation was filed in the Office of the Secretary of State on May 16, 2002.

        THIRD: All of the shares of Class A Common Stock of the Corporation have contemporaneously with the filing hereof been converted into shares of Common Stock.

        FOURTH: This Second Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the DGCL.

        FIFTH: The Amended and Restated Certificate of Incorporation of the Corporation as amended is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I
                                      NAME

        The name of the Corporation is "Veridian Corporation."

                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

        The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

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                                  ARTICLE III
                                     PURPOSE

        The purpose for which the Corporation is organized is to engage in any lawful acts and activities for which corporations may be organized under the DGCL.

                                   ARTICLE IV
                                 CAPITALIZATION

SECTION 4.1     AUTHORIZED CAPITAL.

        (a) The total number of shares of stock that the Corporation shall have the authority to issue is 150,000,000 shares of capital stock, consisting of (i) 130,000,000 shares of Common Stock, par value $0.0001 per share (the "Common Stock") and (ii) 20,000,000 shares of Preferred Stock, par value $0.0001 per share (the "Preferred Stock").

        (b) Subject to the provisions of this Certificate of Incorporation and the Preferred Stock Designation (as defined below) creating any series of Preferred Stock, the Corporation may issue shares of its capital stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation (the "Board of Directors"), which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

SECTION 4.2     PREFERRED STOCK.

        (a) The Preferred Stock may be issued from time to time in one or more series. Authority is hereby expressly granted to and vested in the Board of Directors to authorize from time to time the issuance of Preferred Stock in one or more series. With respect to each series of Preferred Stock authorized by it, the Board of Directors shall be authorized to establish by resolution or resolutions, and by filing a certificate pursuant to applicable law of the State of Delaware (the "Preferred Stock Designation"), the following to the fullest extent now or hereafter permitted by the DGCL:

                (i)     the designation of such series;

                (ii)    the number of shares to constitute such series;

                (iii) whether such series is to have voting rights (full, special or limited) or is to be without voting rights;

                (iv) if such series is to have voting rights, whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of Common Stock or one or more other series of Preferred Stock;

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                (v)     the preferences and relative, participating, optional,
        conversion or other special rights (if any) of such series and the qualifications, limitations or restrictions (if any) with respect to such series;

                (vi) the redemption rights and price(s), if any, of such series, and whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking funds or funds are to be established, the periodic amount thereof and the terms and provisions relative to the operation thereof;

                (vii) the dividend rights and preferences (if any) of such series, including, without limitation, (i) the rates of dividends payable thereon, (ii) the conditions upon which and the time when such dividends are payable, (iii) whether or not such dividends shall be cumulative or non-cumulative and, if cumulative, the date or dates from which such dividends shall accumulate and (iv) whether or not the payment of such dividends shall be preferred to the payment of dividends payable on Common Stock or any other series of Preferred Stock;

                (viii) the preferences (if any), and the amounts thereof, which the holders of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of, or upon any distribution of the assets of, the Corporation;

                (ix) whether or not the shares of such series, at the option of the Corporation or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for (i) shares of Common Stock, (ii) shares of any other series of Preferred Stock or (iii) any other stock or securities of the Corporation;

                (x) if such series is to be convertible or exchangeable, the price or prices or ratio or ratios or rate or rates at which such conversion or exchange may be made and the terms and conditions (if any) upon which such price or prices or ratio or ratios or rate or rates may be adjusted; and

                (xi) such other rights, powers and preferences with respect to such series as may to the Board of Directors seem advisable.

        Any series of Preferred Stock may vary from any other series of Preferred Stock in any or all of the foregoing respects and in any other manner.

        (b) 300,000 shares of Preferred Stock are hereby designated as Senior Redeemable Exchangeable Preferred Stock, Series A, with such rights, powers and preferences, and the qualifications, limitations and restrictions thereof, as are set forth in the Second Amended Certificate of Designation as attached hereto and incorporated by reference.

        (c) All designations of series of preferred stock pursuant to the Second Amended Certificate of Designation of Senior Redeemable Exchangeable Preferred Stock shall continue to be integrated into this Second Amended and Restated Certificate of Incorporation until eliminated by the Corporation's Board of Directors in accordance with Section 151(g) of the DGCL.


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SECTION 4.3     COMMON STOCK.

        (a) The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of holders of shares of Common Stock of the Corporation and shall be entitled to one vote for each share of Common Stock held.

        (b) Subject to the prior rights and preferences (if any) applicable to shares of Preferred Stock of any series, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

        (c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the preferential or other rights (if any) of the holders of shares of the Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. For purposes of this paragraph (c), a liquidation, dissolution or winding-up of the Corporation shall not be deemed to be occasioned by or to include (i) any consolidation or merger of the Corporation with or into another corporation or other entity or (ii) a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

                                   ARTICLE V
                                   DIRECTORS

SECTION 5.1     NUMBER AND TERM.

        The number of directors of the Corporation shall from time to time be fixed exclusively by the Board of Directors in accordance with, and subject to the limitations set forth in, the bylaws of the Corporation (the "Bylaws"); provided, however, that the Board of Directors shall at all times consist of a minimum of three and a maximum of fifteen members, subject, however, to increases above fifteen members as may be required in order to permit the holders of any series of Preferred Stock to exercise their right (if any) to elect additional directors under specified circumstances. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Anything in this Certificate of Incorporation or the Bylaws to the contrary notwithstanding, each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

SECTION 5.2     LIMITATION OF PERSONAL LIABILITY.

        To the fullest extent now or hereafter permitted by the DGCL, no person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Section 5.2 shall apply to or have any effect on the liability of any director for or with respect to acts or omissions occurring prior to such amendment or repeal.


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SECTION 5.3     CLASSIFICATION.

        The Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively, all as nearly equal in number as possible, with each director then in office receiving the classification to be determined with respect to such director by the Board of Directors. The initial term of office of Class I directors shall expire at the annual meeting of the Corporation's stockholders in 2004. The initial term of office of Class II directors shall expire at the annual meeting of stockholders in 2005. The initial term of office of Class III directors shall expire at the annual meeting of stockholders in 2003. Each director elected at an annual meeting of stockholders to succeed a director whose term is then expiring shall hold office until the third annual meeting of stockholders after his election or until his successor is elected and qualified or until his earlier death, resignation or removal. Increases and decreases in the number of directors shall be apportioned among the classes of directors so that all classes will be as nearly equal in number as possible. No decrease in the number of directors constituting the Corporation's Board of Directors shall shorten the term of any incumbent director.

SECTION 5.4     NOMINATION AND ELECTION.

        (a) Nominations of persons for election or reelection to the Board of Directors may be made by or at the direction of the Board of Directors. The Bylaws may set forth procedures for the nomination of persons for election or reelection to the Board of Directors and only persons who are nominated in accordance with such procedures (if any) shall be eligible for election or reelection as directors of the Corporation; provided, however, that such procedures shall not infringe upon (i) the right of the Board of Directors to nominate persons for election or reelection to the Board of Directors or (ii) the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances.

        (b) Each director shall be elected in accordance with this Certificate of Incorporation, the Bylaws and applicable law. Election of directors by the Corporation's stockholders need not be by written ballot unless the Bylaws so provide.

        (c) There shall be no limitation on the qualification of any person to be a director or in the ability of any director to vote on any matter brought before the Board of Directors or any committee thereof, except (i) as required by law, and (ii) as set forth in a Bylaw adopted by the Board of Directors relating to eligibility for election as a director upon reaching a specified age or, in the case of employee directors, with respect to the qualifications for continuing service of directors upon ceasing employment from the Corporation.

SECTION 5.5     REMOVAL.

        No director of any class may be removed before the expiration of his term of office except for cause and then only by the affirmative vote of the holders of not less than a majority in voting power of all the outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class. No recommendation by the Board of Directors that a director be removed may be made to the Corporation's stockholders



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unless such recommendation is set forth in a resolution adopted by the affirmative vote of not less than 66?% of the whole Board of Directors.

SECTION 5.6     VACANCIES.

        (a) In case any vacancy shall occur on the Board of Directors because of death, resignation or removal, such vacancy may be filled only by a majority (or such higher percentage as may be specified in the Bylaws) of the directors remaining in office (though less than a quorum), or by the sole remaining director. The director so appointed shall serve for the unexpired term of his predecessor or until his successor is elected and qualified or until his earlier death, resignation or removal. If there are no directors then in office, an election of directors may be held in the manner provided by applicable law.

        (b) Any newly-created directorship resulting from any increase in the number of directors may be filled only by a majority (or such higher percentage as may be specified in the Bylaws) of the directors then in office (though less than a quorum), or by the sole remaining director and may not be filled by any other persons (including stockholders). The director so appointed shall be assigned to such class of directors as such majority of directors or the sole remaining director, as the case may be, shall determine; provided, however, that newly-created directorships shall be apportioned among the classes of directors so that all classes will be as nearly equal in number as possible. Each director so appointed shall hold office for the remaining term of the class to which he is elected or until his successor is elected and qualified or until his earlier death, resignation or removal.

        (c) Except as expressly provided in this Certificate of Incorporation or as otherwise provided by applicable law, stockholders shall not have the right to fill vacancies on the Board of Directors, or newly-created directorships.

SECTION 5.7     SUBJECT TO RIGHTS OF HOLDERS OF PREFERRED STOCK.

        Notwithstanding the foregoing provisions of this Article V, if the Preferred Stock Designation creating any series of Preferred Stock entitles the holders of such Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, then all provisions of such Preferred Stock Designation relating to the nomination, election, term of office, removal, filling of vacancies and other features of such directorships shall, as to such directorships, govern and control over any conflicting provisions of this Article V, and such directors so elected need not be divided into classes pursuant to this Article V unless expressly provided by the provisions of such Preferred Stock Designation.

                                   ARTICLE VI
                               AMENDMENT OF BYLAWS

        The Board of Directors is expressly authorized and empowered to adopt, alter, amend or repeal the Bylaws but only by the affirmative vote of a majority of the directors then in office. Stockholders shall have the power to alter, amend, expand or repeal the Bylaws but only by the affirmative vote of the holders of not less than 66?% in voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class.


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                                  ARTICLE VII
                      ACTIONS AND MEETINGS OF STOCKHOLDERS

SECTION 7.1     NO ACTION BY WRITTEN CONSENT.

        No action shall be taken by the stockholders except at an annual or special meeting of stockholders. Stockholders may not act by written consent in lieu of a meeting.

SECTION 7.2     MEETINGS.

        (a) Meetings of the stockholders (whether annual or special) may only be called by the Board of Directors or by such officer or officers of the Corporation as the Board of Directors may from time to time authorize to call meetings of the stockholders. Stockholders shall not be entitled to call any meeting of stockholders or to require the Board of Directors or any officer or officers of the Corporation to call a meeting of stockholders except as otherwise expressly provided in the Preferred Stock Designation creating any series of Preferred Stock.

        (b) Stockholders shall not be entitled to propose business for consideration at any meeting of stockholders except as otherwise expressly provided in the Bylaws or in the Preferred Stock Designation creating any series of Preferred Stock.

        (c) Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such meeting. The person presiding at a meeting of stockholders may determine whether business has been properly brought before the meeting and, if the facts so warrant, such person may refuse to transact any business at such meeting which has not been properly brought before such meeting.

SECTION 7.3     APPOINTMENT AND REMOVAL OF OFFICERS.

        The stockholders shall have no right or power to appoint or remove officers of the Corporation nor to abrogate the power of the Board of Directors to elect and remove officers of the Corporation. The stockholders shall have no power to appoint or remove directors as members of committees of the Board of Directors, establish qualifications for membership on committees, nor to abrogate the power of the Board of Directors to establish one or more such committees or the power of any such committee to exercise the powers and authority of the Board of Directors to the fullest extent permitted.

                                  ARTICLE VIII
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Corporation shall indemnify, to the fullest extent permitted by applicable law and pursuant to the Bylaws, each person who is or was a director or officer of the Corporation, and may indemnify each employee and agent of the Corporation and all other persons whom the Corporation is authorized to indemnify under the provisions of the DGCL.


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                                   ARTICLE IX
               ELECTION TO BE GOVERNED BY SECTION 203 OF THE DGCL

        The Corporation hereby elects to be governed by Section 203 of the DGCL.

                                   ARTICLE X
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

        The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by applicable law, and all rights conferred upon stockholders, directors or any other persons by or pursuant to this Certificate of Incorporation are granted subject to this reservation. Notwithstanding the foregoing or any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, the provisions of this Article X and of Article V, Article VI, Article VII and Article VIII may not be repealed or amended in any respect, and no provision inconsistent with any such provision or imposing cumulative voting in the election of directors may be added to this Certificate of Incorporation, unless such action is approved by the affirmative vote of the holders of not less than 66?% in voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class; provided, however, that any amendment or repeal of Section 5.2 or Article VIII of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal and, provided further, that no Preferred Stock Designation shall be amended after the issuance of any shares of the Series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

                                   ARTICLE XI
                        VOTING REQUIREMENTS NOT EXCLUSIVE

        The voting requirements contained in this Certificate of Incorporation shall be in addition to the voting requirements imposed by law or by the Preferred Stock Designation creating any series of Preferred Stock.



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        IN WITNESS WHEREOF, this Second Amended and Restated Certificate of
Incorporation has been executed for and on behalf and in the name of the Corporation by its duly authorized officers on _________, 2002.

                                 VERIDIAN CORPORATION


                                 By:
                                        ----------------------------------------
                                        David H. Langstaff
                                        President and Chief Executive Officer


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